Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-54497 on Form S-8, Registration Statement No. 33-54499 on Form S-8, Registration Statement No. 333-34631 on Form S-8, Registration Statement No. 333-75793 on Form S-8, Registration Statement No. 333-89471 on Form S-8, Registration Statement No. 333-36096 on Form S-8, Registration Statement No. 333-73408 on Form S-8, Registration Statement No. 333-97811 on Form S-8, Registration Statement No. 333-33230 on Form S-3/A, Registration Statement No. 333-114435 on Form S-8, Registration Statement No. 333-55252 on Form S-3/A, Registration Statement No. 333-72905 on Form S-3MEF, Registration Statement No. 333-42733 on Form S-3, Registration Statement No. 333-14257 on Form S-3, Registration Statement No. 333-51865 on Form S-3 and Registration Statement No. 333-60434 on Form S-3/A, of our report on the financial statements dated April 11, 2005, (which report expresses an unqualified opinion on those financial statements and financial statement schedules and includes an explanatory paragraph regarding the Company’s change in method of accounting for stock-based compensation as described in Note 1) and management’s report on the effectiveness of internal control over financial reporting, appearing in and incorporated by reference in this Annual Report on Form 10-K of Lowe’s Companies, Inc. for the year ended January 28, 2005.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
April 11, 2005